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                                  [Letterhead]


                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 29, 1996 included in this Form 10-K into the Company's previously filed Form S-8 Registration Statement File No. 33-50612. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                       /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
 March 28, 1997.